As filed with the Securities and Exchange Commission
                            on December 18, 1998


                                                     REGISTRATION NO. 333-62881


                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                               Post-Effective
                               Amendment No. 1
                                     to

                                  FORM SB-2
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                        NORTH EAST INSURANCE COMPANY
               (Name of small business issuer in its charter)

    MAINE                           6331                        01-0278387
  (State of             (Primary Standard Industrial           (IRS Employer
Incorporation)           Classification Code Number)            I.D. Number)

                               482 PAYNE ROAD
                          SCARBOROUGH, MAINE 04074
                               (207) 883-2232
                 (Address and Telephone Number of Principal
              Executive Office and Principal Place of Business)

                              ROBERT G. SCHATZ
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               482 PAYNE ROAD
                          SCARBOROUGH, MAINE 04074
                               (207) 883-2232
          (Name, Address and Telephone Number of Agent for Service)

                                 Copies to:

                           GREGORY S. FRYER, ESQ.
                             VERRILL & DANA, LLP
                             ONE PORTLAND SQUARE
                          PORTLAND, MAINE 04112-0586
                               (207) 774-4000


                        EXTENSION OF EXPIRATION DATE
                             OF RIGHTS OFFERING

      North East Insurance Company ("NEIC") has extended the Expiration Date of its Rights Offering to 5:00 p.m., Eastern Time, on December 29, 1998.

      Pursuant to this Registration Statement, NEIC is offering Common Stock at a price of $2.25 per share to its shareholders of record on November 9, 1998. This Rights Offering was to have expired on December 21, l998. The terms of the Rights Offering provide, however, that NEIC may extend the Expiration Date by filing an amendment to this Registration Statement and issuing a press release. Eligible shareholders who wish to purchase shares in the Offering must submit a completed subscription certificate and appropriate payment to the Subscription Agent, in the manner described in the Rights Offering Prospectus dated November 12, 1998 (the "Prospectus"). Shareholders who have previously submitted proper documents and payment need not submit any further documents or payment in order to participate in the Offering.

      For a complete description of other terms of the Rights Offering, reference is made to the Prospectus, which is included as part of Amendment No. 1 to this Registration Statement, filed on November 12, 1998.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on this 18th day of December, 1998.

                                       NORTH EAST INSURANCE COMPANY

                                       By: /s/ Robert G. Schatz
                                           Robert G. Schatz
                                           President and Chief
                                           Executive Officer

Signature                  Title                            Date
---------                  -----                            ----

/s/ Robert G. Schatz       President, Chief Executive       December 18, 1998
Robert G. Schatz           Officer and Director

/s/ Ronald A. Libby        Chief Operating Officer          December 18, 1998
Ronald A. Libby

/s/ Graham S. Payne        Treasurer, Chief Financial       December 18, 1998
Graham S. Payne            Officer [principal accounting
                           officer]

____________________       Director
Edward B. Batal

/s/ Terence C. Cummings*   Director                         December 18, 1998
Terence C. Cummings

____________________       Director
Robert A. Hancock

/s/ Wilson G. Hess*        Director                         December 18, 1998
Wilson G. Hess

/s/ Joseph M. Hochadel*    Director                         December 18, 1998
Joseph M. Hochadel

/s/ Peter A. Russ*         Director                         December 18, 1998
Peter A. Russ

/s/ Bruce H. Suter*        Director                         December 18, 1998
Bruce H. Suter


*     By: /s/ Robert G. Schatz
          Robert G. Schatz, Attorney in Fact